Clover Health Reports Fourth Quarter and Full Year 2024 Results; Provides Full Year 2025 Guidance
Full year 2024 GAAP Net loss from continuing operations improves by $164 million year-over-year
Full year 2024 Adjusted EBITDA of $70 million, representing an increase of $112 million year-over-year
Company well positioned to invest in membership growth and Clover Assistant technology, while maintaining strong profitability
Issues full year 2025 guidance:
•Average Medicare Advantage membership of 103,000 - 107,000, representing 30% growth year-over-year at the midpoint
•Insurance revenue between $1.800 billion and $1.875 billion, representing 37% growth year-over-year at the midpoint
•Adjusted EBITDA profitability between $45 million and $70 million
•Adjusted Net income between $45 million and $70 million
WILMINGTON, Del. – February 27, 2025 – Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), today reported financial results for the fourth quarter and full year 2024. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"2024 was a pivotal year for us as we demonstrated that our technology-first physician empowerment model, combined with our ability to directly manage members via our home care arm, achieves differentiated clinical and financial results," said Clover Health CEO Andrew Toy. "As we move into a new phase of growth, we expect our management of our returning membership cohorts to continue to be exceptional in terms of both total cost of care as well as clinical quality. This care management differentiation, combined with the favorable financial impact of our upcoming payment year 2026 4.0 Star Rating, will allow us to offer competitive plan products and grow membership, while maintaining strong profitability."
Insurance revenue during the fourth quarter 2024 grew by 9% year-over-year to $331 million, and by 9% year-over-year to $1.3 billion for the full year 2024, driven by strong member retention and cohort management. Insurance BER in 2024 improved to 82.8% in the fourth quarter and 81.2% for the full year, as compared to 87.4% in the fourth quarter of 2023 and 86.5% for the full year 2023. For the fourth quarter 2024, GAAP Net loss from continuing operations improved to $21 million, from $68 million in the fourth quarter of 2023, Adjusted Net income (loss) from continuing operations improved to $7 million, from a loss of $22 million for the fourth quarter 2023, and Adjusted EBITDA increased to a profit of $8 million, from a loss of $17 million in the fourth quarter of 2023. For the full year 2024, GAAP Net loss from continuing operations improved to $46 million from a loss of $210 million for full year 2023, Adjusted Net income (loss) from continuing operations improved to $68 million from a loss of $49 million for full year 2023, and full year 2024 Adjusted EBITDA increased to a profit of $70 million, as compared to a loss of $42 million in 2023.
"2024 was a defining year for Clover. We delivered meaningful revenue growth, significant AEP membership growth, strong Adjusted EBITDA profitability, and positive cash flow from operations," said Clover Health CFO Peter Kuipers. "With this momentum, we are well positioned in 2025 and beyond to invest in new membership growth and Clover Assistant technology, while maintaining strong Adjusted EBITDA profitability."

Key Company highlights are as follows:

Dollars in Millions	4Q24	4Q23	Change Between (%)	FY'24	FY'23	Change Between (%)
Insurance revenue	$330.7	$303.1	9.1%	$1,344.9	$1,235.8	8.8%
Insurance net medical claims incurred	243.2	249.8	(2.6)%	1,010.3	1,003.7	0.7%
Total revenues	337.0	312.4	7.9%	1,371.1	1,260.5	8.8%
Insurance MCR	73.5%	82.4%	(890 bps)	75.1%	81.2%	(610 bps)
Insurance BER(1)	82.8%	87.4%	(460 bps)	81.2%	86.5%	(530 bps)
Salaries and benefits plus General and administrative expenses ("SG&A")	$115.0	$107.9	6.6%	$408.9	$440.2	(7.1)%
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A")(3)	86.1	79.3	8.6%	294.7	297.5	(0.9)%
Net loss from continuing operations	(21.5)	(67.9)	68.3%	(46.3)	(210.1)	78.0%
Adjusted Net income (loss) from continuing operations(2)(3)	7.4	(22.2)	Favorable*	68.2	(48.9)	Favorable*
Adjusted EBITDA(3)	7.8	(16.7)	Favorable*	70.1	(41.6)	Favorable*
Total restricted and unrestricted cash, cash equivalents, and investments	$437.6	$417.3	4.9%	$437.6	$417.3	4.9%
1,2,3,4
Financial Outlook
For full-year 2025, Clover Health is providing its guidance as follows:

2025 Guidance
Insurance revenue	$1.800 billion - $1.875 billion
Adjusted SG&A(4)	$355 million - $365 million
Adjusted SG&A as a % of Total revenues	19% - 20%
Adjusted EBITDA(4)	$45 million - $70 million
Adjusted Net income(2)(4)	$45 million - $70 million
Average Medicare Advantage membership	103,000 - 107,000
Insurance BER(4)	87% - 88%
* Not presented as a % change because the current or prior period amount is zero or the amount for the line item changed from a gain to a loss (or vice versa) and thus yields a result that is not meaningful.
1 Insurance Benefits Expense Ratio (“BER”) is a Non-GAAP financial measure. A reconciliation of BER to Insurance Net medical claims incurred, net, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. Beginning in the second quarter 2024, the Company is presenting Insurance BER. Management believes that by adding quality improvement expenses into the Insurance BER calculation, this offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and more fully captures the cost of maintaining and enhancing the quality of care for our members.
2 Adjusted Net income (loss) from continuing operations is a Non-GAAP financial measure. A reconciliation of Adjusted Net income (loss) from continuing operations to Net income (loss) from continuing operations, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. Beginning in the fourth quarter 2024, the Company is presenting Adjusted Net income (loss) from continuing operations. Management believes that Adjusted Net income (loss) from continuing operations is helpful to investors in understanding and evaluating our operating performance and trends, as well as in assessing the Company’s financial performance in the same manner as our management and our board of directors.
3 Adjusted SG&A (Non-GAAP), Adjusted EBITDA (Non-GAAP), and Adjusted Net income (loss) from continuing operations (Non-GAAP) are Non-GAAP financial measures. Reconciliations of Adjusted SG&A (Non-GAAP) to SG&A, Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, and Adjusted Net income (loss) from continuing operations (Non-GAAP) to Net income (loss) from continuing operations, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
4 Reconciliations of projected Adjusted SG&A (Non-GAAP) to projected SG&A, projected Adjusted EBITDA (Non-GAAP) to Net income (loss), and projected Adjusted Net income (Non-GAAP) to Net income (loss), the most directly comparable GAAP measures, are not provided because Stock-based compensation, which is excluded from Adjusted SG&A (Non-GAAP), Adjusted EBITDA (Non-GAAP), and Adjusted Net income (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Insurance BER (Non-GAAP) to projected Net medical claims incurred, net, the most directly comparable GAAP measure, is not provided because quality improvements, which are included in Insurance BER (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's Non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below and in Appendix A.

Lives under Clover Management

	December 31, 2024	December 31, 2023
Insurance members	82,664	81,205
Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Thursday, February 27, at 5:00 PM Eastern Time. To access the call via telephone please dial 800-274-8461 (for U.S. callers) or 203-518-9814 (for callers outside the U.S.) and enter the conference ID: CLOVQ424. A live audio webcast will also be available online at: https://event.on24.com/wcc/r/4846534/EB3F7B166C10D538CFDBCA7E1349030A and related presentation materials will be available at Clover Health’s Investor Relations website at investors.cloverhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link and at Clover Health’s Investor Relations website at investors.cloverhealth.com, and will remain available for approximately 12 months.
Upcoming Investor Events & Conferences
•2025 Jefferies Value-Based Healthcare Summit, March 10, 2025
•2025 Leerink Global Healthcare Conference at 8:00 a.m. Eastern Time, March 11, 2025
Any live and archived webcasts and presentations associated with the conferences listed above may be accessed on Clover Health’s Investor Relations website at: investors.cloverhealth.com/news-and-events/investor-events-presentations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the following: statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, operating expenses, Adjusted SG&A, Insurance BER, and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, future capital needs and other expectations as to future performance, operations and results (including our updated guidance for full-year 2025). Statements regarding our Adjusted EBITDA profitability and Adjusted Net income profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2025 financial outlook. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this press release. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our business; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue, profit margins, cash flows and business, including rules, regulations and policies relating to healthcare, Medicare generally and medical loss ratios; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical care ratios; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and fluctuating interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2024, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use Non-GAAP measures in this release, including Insurance BER, Adjusted EBITDA, Adjusted Net income (loss) from continuing operations, Adjusted SG&A and Adjusted SG&A as a percentage of Total revenues. These Non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these Non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These Non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP") and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these Non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and aim to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.
Visit: www.cloverhealth.com
Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com
5

CLOVER HEALTH INVESTMENTS, CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$194,543	$116,407
Short-term investments	—	12,218
Investment securities, available-for-sale (Amortized cost: 2024: $27,153; 2023: $101,412)	26,997	100,702
Investment securities, held-to-maturity (Fair value: 2024: $15; 2023: $6,778)	15	6,902
Accrued retrospective premiums	41,253	22,076
Healthcare receivables	51,539	64,164
Prepaid expenses	13,174	14,418
Other assets, current	15,603	18,612
Assets related to discontinued operations	—	72,471
Total current assets	343,124	427,970

Investment securities, available-for-sale (Amortized cost: 2024: $203,147; 2023: $121,868)	201,719	120,208
Investment securities, held-to-maturity (Fair value: 2024: $13,913; 2023: $692)	14,343	793
Property and equipment, net	5,307	5,082
Other intangible assets	2,990	2,990
Other assets, non-current	13,259	13,628
Total assets	$580,742	$570,671

Liabilities and Stockholders' Equity
Current liabilities
Unpaid claims	$156,396	$137,100
Accounts payable and accrued expenses	34,564	37,184
Accrued salaries and benefits	19,090	20,951
Other liabilities, current	3,466	5,781
Liabilities related to discontinued operations	—	60,099
Total current liabilities	$213,516	$261,115

Other liabilities, non-current	26,083	23,162
Total liabilities	$239,599	$284,277
Commitments and Contingencies
Stockholders' equity
Class A Common Stock, $0.0001 par value; 2,500,000,000 shares authorized at December 31, 2024 and December 31, 2023; 414,493,051 and 401,183,882 issued and outstanding at December 31, 2024 and December 31, 2023, respectively	41	40
Class B Common Stock, $0.0001 par value; 500,000,000 shares authorized at December 31, 2024 and December 31, 2023; 89,032,305 and 87,867,732 issued and outstanding at December 31, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	2,576,471	2,461,238
Accumulated other comprehensive loss	(1,584)	(2,370)
Accumulated deficit	(2,202,803)	(2,159,794)
Less: Treasury stock, at cost; 18,752,947 and 7,912,750 shares held at December 31, 2024 and December 31, 2023, respectively	(30,991)	(12,729)
Total stockholders' equity	341,143	286,394
Total liabilities and stockholders' equity	$580,742	$570,671

CLOVER HEALTH INVESTMENTS, CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenues:
Premiums earned, net (Net of ceded premiums of $98 and $103 for the three months ended December 31, 2024 and 2023, respectively; net of ceded premiums of $399 and $444 for the years ended December 31, 2024 and 2023, respectively)	$330,680	$303,070	$1,344,881	$1,235,769
Other income	6,283	9,315	26,250	24,774
Total revenues	336,963	312,385	1,371,131	1,260,543

Operating expenses:
Net medical claims incurred	243,044	249,754	1,006,327	1,004,590
Salaries and benefits	62,737	65,172	232,454	257,157
General and administrative expenses	52,286	42,705	176,480	183,089
Impairment of goodwill and other intangible assets	—	15,945	—	15,945
Premium deficiency reserve benefit	—	(683)	—	(7,239)
Depreciation and amortization	344	674	1,331	2,509
Restructuring costs	—	1,951	288	9,821
Total operating expenses	358,411	375,518	1,416,880	1,465,872
Loss from continuing operations	(21,448)	(63,133)	(45,749)	(205,329)

Change in fair value of warrants	33	86	50	86
Interest expense	—	—	—	7
Loss on investment	—	4,726	467	4,726
Net loss from continuing operations	(21,481)	(67,945)	(46,266)	(210,148)
Net (loss) income from discontinued operations	(611)	(2,527)	3,257	(3,213)
Net loss	$(22,092)	$(70,472)	$(43,009)	$(213,361)

Per share data:
Basic and diluted weighted average number of class A and class B common shares and common share equivalents outstanding	491,871,177	481,607,777	490,018,730	482,176,127
Continuing operations:
Basic and diluted loss per share	$(0.04)	$(0.14)	$(0.09)	$(0.44)
Discontinued operations:
Basic and diluted (loss) earnings per share	$—	$(0.01)	$0.01	$(0.01)

Net unrealized (loss) gain on available-for-sale investments	(2,436)	2,702	786	7,004
Comprehensive loss	$(24,528)	$(67,770)	$(42,223)	$(206,357)

CLOVER HEALTH INVESTMENTS, CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Year ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	$(43,009)	$(213,361)	$(339,567)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,331	2,509	1,187
Amortization of notes and securities discounts and debt issuance costs	—	—	30
Stock-based compensation	114,331	140,931	164,305
Change in fair value of warrants and amortization of warrants	50	86	(900)
Accretion, net of amortization	(2,524)	(4,014)	(1,503)
Accrued interest earned	(571)	—	—
Net realized (losses) gains on investment securities	(480)	(20)	267
Gain on extinguishment of note payable	—	—	(23,326)
Loss (gain) on investment	467	4,726	(9,217)
Impairment of goodwill and other intangible assets	—	15,945	—
Premium deficiency reserve	—	(7,239)	(93,517)
Changes in operating assets and liabilities:
Accrued retrospective premiums	(19,177)	(1,689)	14,536
Prepaid expenses	1,244	3,728	(3,415)
Other assets	2,852	8,859	(8,208)
Healthcare receivables	12,625	6,443	(22,565)
Unpaid claims	19,296	(294)	1,077
Accounts payable and accrued expenses	(2,620)	4,739	7,635
Accrued salaries and benefits	(1,971)	(2,901)	8,784
Other liabilities	606	6,404	(203)
Net cash provided by (used in) operating activities from continuing operations	82,450	(35,148)	(304,600)
Net cash (used in) provided by operating activities from discontinued operations	(47,605)	(109,514)	100,674
Net cash provided by (used in) operating activities	34,845	(144,662)	(203,926)
Cash flows from investing activities:
Purchases of short-term investments, available-for-sale, and held-to-maturity securities	(201,241)	(175,567)	(369,396)
Proceeds from sales of short-term investments and available-for-sale securities	83,673	60,436	13,348
Proceeds from maturities of short-term investments and available-for-sale securities	119,689	255,728	472,098
Acquisition of business, net of cash acquired	—	—	(16,200)
Purchases of property and equipment	(1,556)	(584)	(4,467)
Acquisition of Clover Therapeutics Series A preferred shares	—	—	(250)
Net cash provided by investing activities	565	140,013	95,133
Cash flows from financing activities:
Issuance of common stock, net of early exercise liability	709	34	1,400
Issuance of common stock under employee stock purchase plan, net of stock issuance costs	193	1,116	—
Treasury stock acquired	(16,491)	(6,220)	(6,362)
Repurchases of common stock	(1,772)	—	—
Net cash used in financing activities	(17,361)	(5,070)	(4,962)
Net increase (decrease) in cash and cash equivalents	18,049	(9,719)	(113,755)
Cash and cash equivalents, beginning of period	176,494	186,213	299,968
Cash and cash equivalents, end of period	$194,543	$176,494	$186,213
Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents(1)	$194,543	$122,863	$103,791
Restricted cash(1)	—	53,631	82,422
Total cash, cash equivalents, and restricted cash(1)	$194,543	$176,494	$186,213
Supplemental disclosure of non-cash investing and financing activities
Activities from Seek Dissolution	$—	$—	$735
Right-of-use assets obtained in exchange for lease liabilities	—	—	642
Recognition of equity method investments and preferred stock	—	—	8,644
Derecognition of non-controlling interest	—	—	3,903
Conversion of Clover Therapeutics convertible note to preferred stock	—	—	250
(1) Includes all applicable amounts for both continuing and discontinued operations.

Operating Segments
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
Insurance Segment	2024	2023	2024	2023
	(in thousands)
Premiums earned, net (net of ceded premiums)	$330,680	$303,070	$1,344,881	$1,235,769
Less:
Net medical claims incurred	243,164	249,790	1,010,289	1,003,683
Salaries and benefits	61,567	63,229	228,004	252,103
General and administrative expenses	51,311	41,432	173,101	179,491
Segment net loss	$(25,362)	$(51,381)	$(66,513)	$(199,508)

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Salaries and benefits	$62,737	$65,172	$232,454	$257,157
General and administrative expenses	52,286	42,705	176,480	183,089
Total SG&A (GAAP)	115,023	107,877	408,934	440,246
Adjustments
Stock-based compensation	(29,645)	(33,136)	(114,331)	(140,931)
Non-recurring legal expenses and settlements	717	4,565	110	(1,807)
Adjusted SG&A (Non-GAAP)	$86,095	$79,306	$294,713	$297,508

Total revenues (GAAP)	336,962	312,385	1,371,131	1,260,543
Adjusted SG&A (Non-GAAP) as a percentage of Total revenues	26%	25%	21%	24%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss from continuing operations (GAAP):	$(21,481)	$(67,945)	$(46,266)	$(210,148)
Adjustments
Interest expense	—	—	—	7
Depreciation and amortization	344	674	1,331	2,509
Change in fair value of warrants	33	86	50	86
Loss on investment	—	4,726	467	4,726
Stock-based compensation	29,645	33,136	114,331	140,931
Premium deficiency reserve benefit	—	(683)	—	(7,239)
Restructuring costs	—	1,951	288	9,821
Non-recurring legal expenses and settlements	(717)	(4,566)	(110)	1,807
Impairment of goodwill and other intangible assets	—	15,945	—	15,945
Adjusted EBITDA (non-GAAP)	$7,824	$(16,676)	$70,091	$(41,555)
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss from continuing operations (GAAP)	$(21,481)	$(67,945)	$(46,266)	$(210,148)
Adjustments
Stock-based compensation	29,645	33,136	114,331	140,931
Premium deficiency reserve benefit	—	(683)	—	(7,239)
Restructuring costs	—	1,951	288	9,821
Non-recurring legal expenses and settlements	(717)	(4,566)	(110)	1,807
Impairment of goodwill and other intangible assets	—	15,945	—	15,945
Adjusted Net income (loss) from continuing operations (non-GAAP)	$7,447	$(22,162)	$68,243	$(48,883)
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INSURANCE BENEFITS EXPENSE RATIO (NON-GAAP) RECONCILIATION
(in thousands)(1)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net medical claims incurred, net (GAAP):	$243,164	$249,754	$1,010,289	$1,003,683
Adjustments
Quality improvements	30,762	15,061	81,144	64,943
Insurance benefits expense, net (Non-GAAP)	$273,926	$264,815	$1,091,433	$1,068,626

Premiums earned, net (GAAP)	$330,680	$303,070	$1,344,881	$1,235,769
Insurance BER, net (Non-GAAP)	82.8%	87.4%	81.2%	86.5%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
Appendix A
Explanation of Non-GAAP Financial Measures

Non-GAAP Definitions
Adjusted SG&A - A Non-GAAP financial measure defined by us as total SG&A less stock-based compensation and non-recurring legal expenses and settlements. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of Total revenues is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Adjusted EBITDA - A Non-GAAP financial measure defined by us as net loss from continuing operations before depreciation and amortization, interest expense, change in fair value of warrants, loss on investment, stock-based compensation, premium deficiency reserve benefit, restructuring costs, impairment of goodwill and other intangible assets, and non-recurring legal expenses and settlements. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted Net income (loss) from continuing operations - A Non-GAAP financial measure defined by us as Net income (loss) from continuing operations before stock-based compensation, premium deficiency reserve benefit, restructuring costs, impairment of goodwill and other intangible assets, and non-recurring legal expenses and settlements. Adjusted Net income (loss) from continuing operations is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends. We believe that Adjusted Net income (loss) from continuing operations is helpful to investors in assessing the Company’s financial performance in the same manner as our management and our board of directors.
Insurance Benefits Expense Ratio - A Non-GAAP financial measure defined by us as Benefits Expense Ratio ("BER"). We calculate our Insurance BER by taking the total of Insurance net medical expenses incurred and quality improvements, and dividing that total by premiums earned on a net basis, in a given period. Quality improvements include expenses associated with activities that improve health outcomes, as defined by the U.S. Department of Health and Human Services ("HHS"), as well as those directly tied to enhancing healthcare quality, such as the Company's spend on health information technology, wellness and prevention programs, initiatives to reduce hospital readmissions, and our clinically focused Member Rewards program. We believe our Insurance BER is useful to management, investors, and others because it offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and gives a comprehensive view of costs related to maintaining and improving the quality of care of our members, which is crucial for sustaining member satisfaction and adherence to treatment regimens.